EXHIBIT 99.1

Contact:
William M. Lowe, Jr.
COO & CFO
(336) 316-5664
wmlowe@unifi-inc.com

UNIFI TO FOCUS EUROPEAN OPERATIONS ON YARN SALES & SERVICE

European Yarn Manufacturing Will Continue Through October 2004

          GREENSBORO, N.C. -- July 28, 2004 -- Unifi, Inc. (NYSE: UFI) today announced that, as of November 2004, its European operations will focus solely on the sales, distribution and service of textured yarn. The remaining manufacturing activities of the Company's Unifi Textured Yarns Europe division, which are based in Letterkenny, Ireland, will be closed as of the end of October. The Company expects a total charge associated with these actions to be in the range of $20 to $24 million.

          Unifi will continue to supply customers in the United Kingdom and continental Europe with yarn produced in the United States and through Unifi Asia. The Company is in the process of determining appropriate sales, warehousing and distribution logistics to provide on-going service to customers based in the European Union.

          "This facility has been unprofitable for a few years now, and although we took major steps in March this year to restructure our operations to fit anticipated market needs, it appears that the on-going volume will be lower than we estimated resulting in a loss again this next fiscal year," said Fintan McGrath, President of Unifi Europe. "Therefore, we do not see that we have an opportunity to continue manufacturing here in Ireland."

           Unifi employs approximately 300 people at its Letterkenny facility, which started production in 1977. The Company is currently evaluating the options available to it with regard to the sale of land and buildings at its Letterkenny site, together with the redeployment or sale of all spinning and texturing equipment.

          "Unifi has a long and proud history in Letterkenny, and it is extremely unfortunate that we have been overtaken by global events and conditions that are beyond our control," said Brian Parke, Chairman and CEO of Unifi. "I wish to thank all of the individuals that have worked so hard for so many years, many of whom I have had the privilege of working with personally. This is a very difficult decision, but one that is necessary."

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Unifi to Focus European Operations on Yarn Sales & Service - page 2

          Unifi is one of the world's leading producers and processors of textured yarns. Its primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns. Unifi's textured yarns are found in home furnishings, apparel and industrial fabrics, automotive, upholstery, hosiery, and sewing thread. For more information, please visit www.unifi-inc.com.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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